As filed with the Securities and Exchange Commission on November 24, 1998
                                               Registration No. 333-
==========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933
                          ----------------------
                          TRITON ENERGY LIMITED
          (Exact name of registrant as specified in its charter)

                              Cayman Islands
              (State or other jurisdiction of incorporation)

                                   None
                   (I.R.S. Employer Identification No.)
                             Caledonian House,
                         Mary Street, P.O. Box 1043
                                George Town
                        Grand Cayman, Cayman Islands
                              (345) 949-0050
            (Address, including zip code, and telephone number,
               including area code, of registrant's principal
                             executive offices)
                          -----------------------
                        Robert B. Holland, III, Esq.
                         Triton Energy Corporation
                       6688 North Central Expressway
                                Suite 1400
                         Dallas, Texas 75206-9926
                              (214) 691-5200
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)
                          ------------------------
                                Copies to:
      Vincent Pagano, Jr., Esq.                    Allan D. Reiss, Esq.
      Simpson Thacher & Bartlett                  Andrews & Kurth L.L.P.
         425 Lexington Avenue                        805 Third Avenue
    New York, New York 10017-3909                New York, New York 10022

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./_/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./X/ File No. 333-11703.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./_/__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./_/

                                               CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum             Proposed
      Title Of Shares                 Amount              Aggregate Price         Maximum Aggregate           Amount Of
      To Be Registered           To Be Registered             Per Unit             Offering Price          Registration Fee
Ordinary Shares, Preference
Shares<F1>  . . . . . . . .      $40,000,000 <F2>            100%<F3>            $40,000,000 <F2><F3>          $11,120

[FN]
<F1> The Ordinary Shares registered hereby include Preference Share
     Purchase Rights (the "Rights"). The Rights are associated with and trade with the Ordinary Shares. The value, if any, attributable to the Rights is reflected in the market price of the Ordinary Shares. There are also being registered hereunder an indeterminate number of Ordinary Shares as shall be issuable upon conversion or redemption of Preference Shares registered hereby.
<F2> In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $40,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
<F3> Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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
     The contents of the Registration Statement on Form S-3 (File No. 333-11703), as amended, filed by Triton Energy Limited ("Triton") pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this Registration Statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on November 24, 1998.

                         TRITON ENERGY LIMITED


                         By:/s/ James C. Musselman
                         ----------------------------------------------
                         President, Interim Chief Executive Officer and
                         Director


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on November 24, 1998 by the following persons in the capacities indicated.


             Signature                              Title

       /s/ James C. Musselman             President, Interim Chief
------------------------------------      Executive Officer and
        (James C. Musselman)              Director (Principal
                                          Executive Officer)


                                          Senior Vice President and
                 *                        Chief Financial Officer
------------------------------------      (Principal Financial and
            (Peter Rugg)                  Accounting Officer)


                 *                        Director
------------------------------------
        (Sheldon R. Erikson)


                 *                        Director
------------------------------------
          (Jack D. Furst)


                 *                        Director
------------------------------------
         (Thomas O. Hicks)


                 *                        Director
------------------------------------
       (Fitzgerald S. Hudson)

                 *                        Director
------------------------------------
           (John R. Huff)


                 *                        Director
------------------------------------
        (Michael E. McMahon)


                 *                        Director
------------------------------------
         (Lamar Norsworthy)


                 *                        Director
------------------------------------
      (C. Richard Vermillion)


                 *                        Director
------------------------------------
         (J. Otis Winters)


*By: /s/ Robert B. Holland, III
    --------------------------------
      (Robert B. Holland, III)
         as attorney in fact

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                            INDEX TO EXHIBITS

 Exhibit
 Number                       Description of Exhibits
 ------                       -----------------------


    1.2*   - Form of Underwriting Agreement (Debt Securities and
                Warrants to Purchase Debt Securities).

    1.3*   - Form of Underwriting Agreement (Equity Securities and
                Warrants to Purchase Equity Securities).

    4.2*   - Form of Debt Securities.

    4.5*   - Form of Senior Debt Indenture between Triton and The Chase
                Manhattan Bank, as Trustee

    4.6*   - Form of Senior Subordinated Debt Indenture between Triton and United States Trust Company of New York, as
                Trustee.

    4.7*   - Form of Subordinated Debt Indenture between Triton and The
                Chase Manhattan Bank, as Trustee.

    4.8*   - Form of Warrant Agreement for Preference Shares and
                Ordinary Shares (including form of Warrant
                Certificate).

    4.10*  - Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate).

    5.1*   - Opinion of Simpson Thacher & Bartlett.

    5.2    - Opinion of W.S. Walker & Company.

   12.1*   - Computation of Ratio of Earnings to Fixed Charges
                (incorporated by reference to Exhibit 12.1 to Triton's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1998 (the "Form 10-Q")).

   12.2*   - Computation of Ratio of Earnings to Combined Fixed Charges
                and Preferred Dividends (incorporated by reference to Exhibit 12.2 to the Form 10-Q).

   23.1    - Consent of PricewaterhouseCoopers LLP.

   23.2*   - Consent of Simpson Thacher & Bartlett (included in Exhibit
                5.1).

   23.3    - Consent of W.S. Walker & Company (included in Exhibit
                5.2).

   23.4    - Consent of DeGolyer and MacNaughton, independent petroleum engineers.

   24.1    - Powers of Attorney of Board of Directors of Triton.

   25.2*   - Statement of eligibility of The Chase Manhattan Bank as
                Trustee under the Senior Debt Indenture.

   25.3*   - Statement of eligibility of The Chase Manhattan Bank as
                Trustee under the Subordinated Debt Indenture.

   25.5*   - Statement of eligibility of United States Trust Company of
                New York as Trustee under the Senior Subordinated Debt
                Indenture.

*Previously filed.